(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	L	O	P	P2	P3	R	R6	T	W
Voya Floating Rate Fund Initial Term Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Term for Class W Expires August 1, 2018 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	1.00%	1.75%	0.75%	N/A	N/A	0.15%	N/A	0.00%	1.25%	N/A	1.00%	0.75%
Voya GNMA Income Fund Term Expires August 1, 2021	0.84%	1.59%	0.54%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.84%	0.59%
Voya Government Money Market Fund Initial Term Expires August 1, 2021	0.40%	1.40%	0.40%	0.40%	0.65%	N/A	N/A	N/A	N/A	N/A	N/A	0.40%
Voya High Yield Bond Fund Initial Term for Classes A, B, and C Expires August 1, 2007 Initial Term for Class I Expires August 1, 2010 Initial Term for Class W Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015 Initial Term for Class R6 Expires August 1, 2017 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	1.10%	1.85%	0.85%	N/A	N/A	0.15%	N/A	0.00%	1.35%	0.83%	1.10%	0.85%

(1)  This Agreement shall automatically renew for one-year terms with respect to a Fund unless   otherwise terminated in accordance with the Agreement.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	L	O	P	P2	P3	R	R6	T	W
Voya Intermediate Bond Fund Term Expires August 1, 2010 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	0.75%	1.50%	0.50%	N/A	0.75%	N/A	N/A	0.00%	1.00%	0.50%	0.75%	0.50%
Voya Short Term Bond Fund Term for Class A, C, I, P3, R, R6, T and W Expires August 1, 2020 Initial Term for Class P2 Expires August 1, 2021	0.65%	1.40%	0.35%	N/A	N/A	N/A	0.15%	0.00%	0.90%	0.30%	0.65%	0.40%

/s/HE
HE

Effective Date:                       January 1, 2020 to modify expense limits for Voya GNMA Income Fund, in response to the November 2019 annual 15(c) review process.

(1)  This Agreement shall automatically renew for one-year terms with respect to a Fund unless   otherwise terminated in accordance with the Agreement.